Allied Nevada to Hold Annual Shareholders Meeting on May 1, 2014

January 30, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE MKT: ANV) announces that it will hold its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on May 1, 2014. The meeting will be held at 8:00 a.m. PST at the Winnemucca Convention Center, 50 W. Winnemucca Boulevard, Winnemucca, Nevada. The record date for determining the holders of the Company’s common stock entitled to vote at the Annual Meeting is March 5, 2014. All shareholders of record as of March 5, 2014 are cordially invited to attend.

For further information on Allied Nevada, please contact:

Tracey Thom
Vice President, Investor Relations
(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act of 1995 or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), as all may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the timing and location of its Annual Meeting of Shareholders and statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions when made, we can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to fluctuations in the price of gold and silver; risks related to the heap leaching process at Hycroft; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; risks that Allied Nevada’s exploration and property advancement efforts will not be successful; and the inherently hazardous nature of mining-related activities; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov).
The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.